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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                November 15, 1996
                              --------------------
                                (Date of Report)




                               SOLV-EX CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)




                                  New Mexico
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)




         0-9897                                      85-0283729
------------------------                -----------------------------------
(Commission File Number)                (IRS Employer Identification Number)




         500 Marquette N.W., Suite 300, Albuquerque, New Mexico   87102
         --------------------------------------------------------------
           (Address of principal executive offices including zip code)



                                  (505) 243-7701
               ---------------------------------------------------
               (Registrant's telephone number including area code)




                                  Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     The following information is provided pursuant to the requirements of Item 701 of Regulation S-K:

(a) SECURITIES SOLD. On November 15, 1996, Solv-Ex Corporation (the "Company") completed the sale to non-U.S. investors of $13,000,000 of convertible debentures (the "Debentures"), payable in full on November 30, 1998 unless previously converted by the holders. Interest at 8% per annum is due and payable quarterly in arrears.

(b) UNDERWRITERS AND OTHER PURCHASERS. The principal underwriters of the Debentures were J.W. Charles Securities, Inc. and CIBC Wood Gundy Securities Inc. The Debentures were offered only to persons who were "non-U.S. Persons" as that term is defined in Regulation S.

(c) CONSIDERATION. The aggregate offering price was $13,000,000; the aggregate underwriting discounts and commissions were $1,040,000. In addition, the Company has agreed to issue as additional consideration, five-year warrants to purchase 260,000 shares of the Company's common stock at $17.10 per share (120% of the closing price on November 14, 1996). J.W. Charles Securities, Inc., has the right to a single demand registration, and the warrant holders have the right to unlimited "piggy-back" registration rights.

(d) EXEMPTION FROM REGISTRATION CLAIMED. The transaction was not subject to the registration requirements of Section 5 of the Securities Act of 1933 because of the applicability of Regulation S thereunder.

(e) TERMS OF CONVERSION OR EXERCISE. The Debentures are convertible into the Company's common stock at the lesser of $14.50 per share or 82% of average closing bid price of the Common Stock for the five (5) business days immediately preceding the conversion date as reported by the National Association of Securities Dealers Automate Quotation System ("NASDAQ").
     The Debentures may be converted into shares of the Company's common stock after 45 days from the date of issuance (as to one-third of the principal amount), 90 days (as to two-thirds of the principal amount), and 105 days (as to the entire principal amount). The $14.50 per share conversion price was based upon approximately 120% of the market price at the time the terms of the Debentures were agreed upon.

(f)  CALL PROVISION.  The Company is entitled, at its option, at


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     any time after January 15, 1997, and unless previously converted, to redeem any or all of this Debenture by paying to the holder 120% of the principal amount of the Debenture being converted. If the market price of the Common Stock on the date of conversion is greater than $14.50 per share, the Company may not redeem any portion of this Debenture which is subject to a notice from the holder of its intention to convert the Debentures.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 26, 1996           SOLV-EX CORPORATION
                                   (Registrant)



                                   By /s/ Herbert M. Campbell, II
                                     ----------------------------
                                     Herbert M. Campbell, II
                                     Senior Vice President


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